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                                                                   EXHIBIT 10.16


                                 LOAN AGREEMENT


       This Loan Agreement (the "Agreement") is made and entered into this 18th day of June, 1996 by and between Uranium Resources, Inc. (the "Company" or "Uranium Resources"), and Lindner Dividend Fund, a series of Lindner Investments, a Massachusetts business trust ("Creditor"), whose address is 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105.

                                    RECITALS

       A. On May 25, 1995, the Company, Lindner Dividend Fund, Inc., a Missouri Corporation and Lindner Investments, a Massachusetts business trust entered into a certain Note and Warrant Purchase Agreement (the "Note and Warrant Purchase Agreement") pursuant to which the Purchaser, as defined therein, purchased certain secured promissory notes to raise funds for the Company.

       B. The Company now seeks to borrow $4,000,000.00 from Creditor to allow the Company to enter into a certain Uranium Solution Mining Lease with Mestena Unproven, Ltd., et. al. as lessor, which lease has an effective date of December 16, 1995 (the "Lease").

       C. The Company has agreed to execute a promissory note in the principal amount of $4,000,000.00 in favor of Creditor (the "Note"), and a certain Deed of Trust of even date herewith granting Creditor a first lien as to the Company's rights pursuant to the Lease (the "Second Deed of Trust").

       D. The Company has agreed that in connection with this transaction, it will be bound by certain of the representations, warranties and covenants contained in the Note and Warrant Purchase Agreement.

       E. The parties now memorialize in this Agreement the additional agreements and covenants negotiated in connection with the Note and Second Deed of Trust.

       NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, it is agreed by the parties as follows:

       1. Defined Terms. Capitalized terms which are not defined herein shall have the meanings assigned to such terms in the Note and Warrant Purchase Agreement, except as otherwise specified herein.

       2. The Loan. Subject to the terms and conditions hereof and in reliance upon the representation and warranties
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set forth in this Agreement, the Creditor hereby agrees to loan to the Company four million dollars ($4,000,000.00) to permit the Company to enter into the Lease (the "Loan"). As security for the Loan, the Company shall grant to Creditor a first Lien on the collateral which is the subject of the Second Deed of Trust.

       3. Representations and Warranties. The Company represents and warrants that:

       3.1 Note and Warrant Purchase Agreement. The following representations and warranties of the Company contained in Section 5 of the Note and Warrant Purchase are true and correct in all respects on the date hereof: 5.1, 5.2, 5.4, 5.9, 5.11, 5.13, 5.15, 5.17, 5.18, 5.19, 5.20, 5.21 and
5.22. For purposes of the foregoing representations and warranties, capitalized terms contained therein shall have the meaning assigned to them in the Note and Warrant Purchase Agreement, except that (i) "Purchase Documents" shall include the Note, the Second Deed of Trust, and this Agreement; and (ii) The "Texas Real Property" shall include all of the Company's real property and leasehold interests in the collateral more particularly described in the Second Deed of Trust.

       3.2 Corporate Organization and Authority. Each of the Company and the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (except for Beltline Resources, Inc., a Subsidiary of the Company which is a corporation duly organized and validly existing, and in good standing under the laws of the State of Texas), (b) has full corporate power and authority to carry on its business as now conducted, (c) has full corporate power and authority to enter into the Note, Deed of Trust and this Agreement and to execute and deliver such documents as contemplated therein and (d) is duly qualified or licensed and in good standing in each state or jurisdiction in which the ownership or its properties or the conduct of its, business requires said qualification or licensing, except where failure to be so qualified, licensed and in good standing could not reasonably be expected to have a Material Adverse Effect.

       3.3 Authorization and Approvals. The execution, delivery and performance of the Note, the Second Deed of Trust and this Agreement do not (a) require any approval or consent on the part of, or filing, registration or qualification with, any governmental body, federal, state or local that has not been obtained or performed, except the recording of the Deed of Trust in the applicable office, or (b) contravene (i) the charter or by-laws of the Company or any Subsidiary, or (ii) any applicable law or contractual restriction binding on or affecting the Company or any Subsidiary, and (c) do not result





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in or require the creation of any Lien (other than Liens created pursuant to the Second Deed of Trust.

       3.4 Company Collateral. The Company is the owner of the leasehold interest covered by the Second Deed of Trust, including without limitation, all of the Company's rights pursuant to the Lease. The collateral is not subject to any Liens other than those in favor of Creditor, except as set forth in the Mortgage Title Opinion referenced in section 10.6 hereof.

       3.5 Actions, Suits or Proceedings. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or to the best knowledge of the Company threatened, against or affecting the Company, any Subsidiary, or any properties or rights of the Company or any Subsidiary which, if adversely determined, could materially impair the right of the Company or any Subsidiary to carry on business substantially as now conducted or could have a Material Adverse Effect upon the Company and the Subsidiaries individually, or taken as a whole.

       3.6 Financial Statements. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Financial Statements, as hereinafter defined, have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise indicated in such Financial Statements, or in an auditor's report with respect thereto, and present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated therein, and the results of their operations and changes in their cash flows for the periods then ended.
To the best of the Company's knowledge, except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, neither the Company nor any Subsidiary has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against, in the Financial Statements. "Financial Statements" shall mean the audited financial statements of the Company and its Subsidiaries contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the unaudited consolidated financial Statements of the Company and its Subsidiaries contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

       3.7 Taxes. The Company has and each of its Subsidiaries has filed all federal, state and foreign income tax returns which are required to be filed at or prior to the





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date of this Agreement, and each has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes or assessments have become due at or prior to the date of this Agreement. Federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on July 31, 1992.

       3.8 Valid Liens. The Liens granted by the Company to Purchaser in or on the collateral which is the subject of the Second Deed of Trust, including, without limitation, the Company's rights pursuant to the Lease, are valid and perfected Liens, securing the obligations of the Company to Creditor under the Note, the Second Deed of Trust and this Agreement, and such collateral is subject to no Liens that are prior to, on a parity with or junior to the Liens in favor of the Creditor, except as set forth in the Mortgage Title Opinion referenced in section 10.6 hereof.

       3.9 Compliance with Agreement; No Default. The Company is in compliance with all of the covenants contained in the Note, the Second Deed of Trust and this Agreement, and no Event of Default has occurred and is continuing. The Company has performed and complied in all material respects with all agreements and conditions contained in the Note, the Second Deed of Trust or this Agreement which are required to be performed or complied with by the Company on or before the closing date.

       4.     Affirmative Covenants.  So long as the indebtedness under the
Note is outstanding and unless the Creditor shall otherwise consent in writing, the Company shall comply with the following affirmative covenants outlined in
Section 6 of the Note and Warrant Purchase Agreement: 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10. For purposes of the foregoing affirmative covenants, capitalized terms contained in such affirmative covenant, or in the definition of any capitalized term within such affirmative covenant, shall have the meanings assigned to them in the Note and Warrant Purchase Agreement, except that "Notes" shall include the Note; "Purchaser" shall mean the Creditor; an "Event of Default" shall include an Event of Default pursuant to this Loan Agreement; the "Collateral" and the "Texas Real Property" shall include all of the Company's real property and leasehold interests in the collateral more particularly described in the Second Deed of Trust; "Closing Date" shall mean the date which is simultaneous with the execution and delivery of this Agreement, or such later date as mutually agreeable to the parties; and "Purchase Documents" shall include the Note, the Second Deed of Trust, and this Agreement.





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       5.     Negative Covenants.  So long as the indebtedness under the Note is outstanding and unless the Creditor shall otherwise consent in writing, the Company shall be bound by each of the following negative covenants outlined in section 7 of the Note and Warrant Purchase Agreement: 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7 and 7.8. For purposes of the foregoing negative covenants, capitalized terms contained in such negative covenant, or in the definition of any capitalized term within such negative covenant, shall have the meanings assigned to them in the Note and Warrant Purchase Agreement, except that "Purchaser" shall mean the Creditor; an "Event of Default" shall include an Event of Default pursuant to this Loan Agreement; the "Collateral" and the "Texas Real Property" shall include all of the Company's real property and leasehold interests in the collateral more particularly described in the Second Deed of Trust; and "Purchase Documents" shall include the Note, the Second Deed of Trust, and this Agreement.

       6. Use of Loan Proceeds. The Company further agrees that it shall not use the monies loaned by Creditor to the Company for any purpose other than to acquire its interests pursuant to the Lease.

       7. Events of Default. It shall be a default under this Agreement, the Note and the Second Deed of Trust if any of the following events occurs:

       7.1 The Company defaults in the payment of principal or interest on the Note when the same becomes due and payable and the default continues for a period of five (5) days;

       7.2. The Company fails to comply with any term or covenant in this Agreement, the Note or the Second Deed of Trust (other than payment terms of the Note), and the failure continues for a period of thirty (30) days;

       7.3. An event of default occurs under the Deed of Trust or the Note and Warrant Purchase Agreement.

       8. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 8.1 of the Note and Warrant Purchase Agreement) occurs and is continuing, the Creditor, by written notice to the Company may declare the unpaid principal of and accrued interest on the Note to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 8.1 of the Note and Warrant Purchase Agreement occurs, the unpaid principal of and accrued interest on the Note shall ipso fact become and be immediately due and payable without any declaration or other act on the part of Creditor. The Creditor





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may by notice to the Company rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default under this Agreement have been cured or waived, except for the nonpayment of principal or interest that has become due solely because of the acceleration.

       9. Other Remedies. If an Event of Default occurs and is continuing, the Creditor may pursue any available remedy to collect the payment of principal or interest on the Note or to enforce the performance of any provision of the Note or this Agreement. Any failure of the Creditor to take any steps to enforce, foreclose upon, or realize on any of the collateral which is the subject of the Second Deed of Trust or to exercise any other right under the Note, the Second Deed of Trust or this Agreement, shall not operate as a waiver of any other right or remedy of the Creditor or as a defense to the enforcement of the Note, the Second Deed of Trust or this Agreement. Moreover, the Creditor's manner of disposing of any of its collateral or marshalling is not a defense to the enforcement of the Creditor's rights under the Note, the Second Deed of Trust or this Agreement.

       10. Conditions of Loan. The obligation of Creditor to loan monies under this Agreement is subject to receipt by Creditor of the following documents, in form and substance satisfactory to the Creditor, on or prior to the date of this Agreement, which the Company agrees to provide:

       10.1 Certificates of recent date of the appropriate authority or official of the Company's state of incorporation, listing all incorporation documents of the Company on file in that office and certifying as to the good standing and corporate existence of the Company, together with copies of such incorporation documents of the Company, certified as of a recent date by such authority or official and certified as true and correct as of the Closing Date by a duly authorized officer of the Company.

       10.2 A copy of the Bylaws of the Company, together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize the execution, delivery and performance by the Company of the Note, the Second Deed of Trust and this Agreement, and the consummation by the Company of the transactions contemplated by such documents, certified as true and correct as of the date of this Agreement by a duly authorized officer of the Company.

       10.3 Certificates of incumbency of the Company containing and attesting to the genuineness of the signatures of those officers authorized to act on behalf of the Company in connection with the loan, and the consummation by the Company





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of the transactions contemplated by the Note, the Second Deed of Trust and this
Agreement, certified as true and correct as of the date hereof by a duly authorized officer of the Company.

       10.4   The Note duly executed by the Company;

       10.5   The Second Deed of Trust duly executed by the Company;

       10.6 Mortgage Title Opinion for the collateral outlined in the Second Deed of Trust reflecting a first lien in favor of the Creditor and otherwise satisfactory to the Creditor;

       10.7 An opinion of counsel to the Company addressed to Creditor and its counsel, dated as of the date hereof, substantially in a form acceptable to Creditor;

       10.9 Any and all such other documents as the Creditor may reasonably request;

       10.10 Payment of all administration expenses as required by this Agreement, incurred by the Company up to the date of this Agreement; and

       10.11 A written consent by Lindner Investments and Lindner Dividend Fund to the Loan.

11.    Miscellaneous Provisions.

       11.1 Notices. All communications provided for hereunder shall be in writing and delivered or mailed by registered or certified mail, at the address appearing below, or such other address of which the parties hereto have been given notice.

       If to Company:              Uranium Resources, Inc.
                                   123750 Merit Drive, Suite 1020
                                   Dallas, Texas 75251
                                   Attention:     President

       With a copy to:             Baker & Hostetler
                                   303 East 17th Street
                                   Suite 1100
                                   Denver, Colorado 80203
                                   Attention:     Alfred C. Chidester

       If to Creditor:             c/o Ryback Management Corporation
                                   7711 Carondelet Avenue, Suite 700
                                   St. Louis, Missouri 63105
                                   Attention:     Eric E. Ryback





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       With a Copy to:             Dykema Gossett PLLC
                                   400 Renaissance Center
                                   Detroit, Michigan 48243
                                   Attention:     Paul R. Rentenbach

       11.2 Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

       11.3 Severability. Should any part of this Agreement for any reason be declared invalid, such decisions shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of the Agreement without including therein any such part, parts, or portion which may, for any reason, by hereafter declared invalid.

       11.4 Captions. The descriptive headings of the various section or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

       11.5 Payments Due on Saturdays, Sundays and Holidays. In any case where the interest payment date on the Note or the date fixed for any other payment of the Note shall be on a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close in St. Louis, Missouri, then such payment or exchange need not be made on such date but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions are authorized by law to close in St. Louis, Missouri, with the same force and effect as if made on the due date.

       11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The execution and delivery of this Agreement shall be deemed effective upon receipt by each party hereto of a facsimile copy of this Agreement executed by the other party hereto.

       11.7 Governing Law. This Agreement and the Note shall be construed in accordance with Missouri law.





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       IN WITNESS WHEREOF, the parties have executed this agreement.



                                           URANIUM RESOURCES, INC.


                                           By: /s/ PAUL K. WILLMOTT
                                               ----------------------------
                                                   Paul K. Willmont
                                           Its:    President


                                           LINDNER DIVIDEND FUND, a series of
                                           LINDNER INVESTMENTS


                                           By: /s/ ERIC E. RYBACK
                                               ---------------------------
                                                   Eric E. Ryback
                                           Its:    President





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